SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


       Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): January 9, 1997


                    Health-Chem Corporation
     (Exact name of registrant as specified in its charter)


                         Delaware
     (State or other jurisdiction of incorporation)


        1-6787                             13-2682801
(Commission  File  Number)         (IRS  Employer  Identification
No.)


1212 Avenue of the Americas, New York, NY         10036
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code:   (212)  398-
0700







Item 5.   Other Events

      On January 9, 1997, Health-Chem Corporation (the "Company")

obtained  an  aggregate of up to $15 million  in  senior  secured financing  from IBJ Schroder Bank & Trust Company  (the  "Bank"),

individually   and   as   agent  for  various   other   financial

institutions.  Pursuant  to  a Revolving  Credit  Term  Loan  and

Security  Agreement  dated  as of  January  9,  1997  (the  "Loan

Agreement"), the Company will be provided with up to  $7  million

in  term  loans  and up to $8 million in revolving  credit.   The

revolving credit line will bear interest at the Bank's prime rate and  the  term loans will bear interest at the Bank's prime  rate

plus   .375%.    The  financing  is  secured  by  a   pledge   of

substantially all the assets of the Company and its subsidiaries.



      Proceeds from borrowings under the Loan Agreement have been used  by  the Company to repay outstanding indebtedness under  an aggregate $7.75 million facility with comparable terms  with  The

First  National  Bank  of  Maryland and  will  also  be  used  to repurchase, repay and/or redeem up to $7 million of the Company's

10  3/8% Convertible Subordinated Debentures due April 15,  1999,

as  market  conditions warrant, and for general  working  capital purposes.



      The terms of the financing are more fully described in  the

Loan  Agreement, a copy of which is annexed as an exhibit  hereto and incorporated herein by reference.

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Item 7.   Exhibits

                                                                 Page

1.   Revolving Credit, Term Loan and Security Agreement, dated

     January 9, 1997 between Health-Chem Corporation, Herculite

     Products, Inc., Transderm Laboratories Corporation, Hercon

     Environmental Corporation, Pacific Combining Corporation

     and Hercon Laboratories Corporation and IBJ Schroder Bank

     & Trust Company as Lender and Agent.



2.   Press release, dated January 13, 1997, by the Company.



























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                           SIGNATURE


     Pursuant to the requirements of the Securities and Exchange

Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly

authorized.





                              HEALTH-CHEM CORPORATION



Date:  January 17, 1997       By:/s/ Robert D. Speiser
                                 Robert D. Speiser
                                 Executive Vice President
























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